Exhibit 99.2

New Senior Announces Strategic Transaction to Sell Assisted Living/Memory Care Portfolio

NEW YORK--(BUSINESS WIRE)--November 1, 2019--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today that it has entered into a definitive purchase and sale agreement to sell its entire Assisted Living/Memory Care (“AL/MC”) portfolio for a gross sale price of $385 million (the “Transaction”). The Company expects the Transaction to close in the first quarter of 2020, subject to customary closing conditions. The Transaction is expected to materially improve cash flow without a significant impact to AFFO.

The AL/MC portfolio includes 28 properties across 14 states and consists of 2,840 units. The AL/MC portfolio is currently managed by six different operators and occupancy as of the third quarter of 2019 was 78.0%. A key priority for New Senior has been to address the underperformance of its AL/MC portfolio. The Company has pursued various strategies focused on improving performance, including asset sales and transitions to new operators. Despite these efforts, the AL/MC portfolio continued to experience sustained challenges.

The Transaction is expected to improve the Company’s overall portfolio quality and capital structure, and will enable New Senior to focus on its core business – low acuity, private pay senior housing. Following the Transaction, the Company’s portfolio will consist of 102 Independent Living (“IL”) properties and 1 continuing care retirement community (“CCRC”). The IL portfolio primarily serves the fast-growing middle market senior population, has delivered stable and consistent operating results, and is well positioned to benefit from medium and long-term demographic trends. Going forward, New Senior will continue to invest in attractive senior housing assets and partner with best-in-class operators to grow its core business.

“The AL/MC portfolio sale announced today was the result of a thorough and extensive review process. This Transaction goes a long way towards advancing several of our key strategic objectives including enhancing the overall quality of our portfolio and strengthening our balance sheet. We believe this represents an important step in the ongoing transformation of New Senior,” said Susan Givens, Chief Executive Officer. “We are deeply appreciative of all of our AL/MC operating partners, and would like to thank them for their dedication and hard work throughout our ownership.”

New Senior expects several benefits to the Company from this strategic transaction, including:

  Better Positions the Company for Growth: The Transaction will enable the Company to focus on its core IL properties, which generally benefit from higher operating margins, longer lengths of stay, lower regulatory risks, and less new supply than AL/MC properties. Going forward, the Company will have a straightforward portfolio of IL properties, which it believes will benefit from the growing demand for affordable, private pay senior housing.
  Improves the Company’s Capital Structure & Liquidity: The Company intends to use the net proceeds from the Transaction and other related refinancing activities to reduce debt by approximately $350 million. In conjunction with the Transaction, New Senior expects to refinance its largest near-term debt maturity. As a result, the Company will significantly improve its debt maturity profile and will have no material debt maturities scheduled until 2025. Furthermore, the Transaction will improve the Company’s cash flow and provide more flexibility for growth.
  Reduces Overall Portfolio Volatility: Despite representing only 14% of the Company’s total net operating income (“NOI”), the AL/MC portfolio has had a prolonged negative impact on the Company’s overall results. Most recently, in the third quarter of 2019, total adjusted same store cash NOI for the IL portfolio was up +0.7% year over year versus the same period of 2018, while the same store AL/MC portfolio was down -10.0% over the same period. As a result, the Company’s total adjusted same store cash NOI was down -0.7% year over year. Pro forma for the AL/MC portfolio sale, total adjusted same store cash NOI would have been up +0.7% year over year(1).

(1) These measures are non-GAAP financial measures and reconciliations of these measures to the most directly comparable GAAP measures can be found in the Company’s press release dated November 1, 2019 announcing financial results for the third quarter of 2019.

Transaction Details

The gross sale price of $385 million represents a 5.9% cap rate on third quarter 2019 trailing 12-month cash NOI or $136,000 per unit. The Company expects to realize a gain on sale of approximately $27 million prior to selling costs. Following the completion of the Transaction, New Senior’s portfolio will consist of 103 properties, including 102 IL properties and 1 CCRC. The impact of the Transaction on various portfolio metrics is further detailed below.

$ in 000's except RevPOR	3Q19 Trailing 12- months(1)	Illustrative 3Q19 Trailing 12-months Excluding AL/MC Portfolio

Company Overview
Properties	131	103
Units	15,244	12,404
# of States	37	36
Gross Investments	$2.5 billion	$2.1 billion

Occupancy (2)	85.6%	87.3%
RevPOR (2)	$2,944	$2,688
Margin (2)	35.2%	41.1%
Cash NOI (3)	$166,866	$144,266

Business Mix
IL	83%	96%
AL/MC	14%	--
NNN	3%	4%

1) Excludes two AL/MC assets sold in the second quarter of 2019.
2) Includes Managed portfolio results only.
3) These measures are non-GAAP financial measures and reconciliations of these measures to the most directly comparable GAAP measures can be found at end of the press release.

The closing of the Transaction is expected to occur in the first quarter of 2020, subject to customary closing conditions. However, there can be no assurances that the Transaction will be completed on the terms and within the timeframe described herein, or at all. There can also be no assurance that actual results will equal the illustrative information contained herein, and any differences could be material.

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of September 30, 2019, New Senior is one of the largest owners of senior housing properties, with 131 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s 2019 strategic priorities (including, without limitation, plans relating to optimizing the Company’s portfolio through operator transitions and asset sales, plans to manage operator concentration and plans to strengthen the balance sheet and potentially reduce leverage), the Company’s expectations with respect to the execution, timing and impact of the sale of the AL/MC portfolio, and expectations with respect to the potential range of 2019 financial results, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management, the asset management by third parties and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

	3Q 2019 Trailing 12-Months
	Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total
Cash NOI Excluding Assets Sold	$5,709	$138,557	$22,600	$166,866
Cash NOI From Sold Assets	-	-	(515)	(515)
Straight-line rental revenue	628	-	-	628
Amortization of deferred community fees and other(1)	(8)	(2,093)	215	(1,886)
Segment / Total NOI	$6,329	$136,464	$22,299	$165,093

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Contacts

Jane Ryu
(646) 822-3700